FILED # C33054-03

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Office Use Only:
JUL 0 8 2003
IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: RJV Networks, Incorporated

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE I: The name of the corporation shall be ProtoKinetix, Incorporated.

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators (check) ____, or of the board of directors (check) X.

4. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5. Signatures:

[signature] FOR DR. JOHN TODD, CHAIRMAN & CEO
Signature SPECIFIC
Power of Attorney
CA. BAR LICENSE 195674

Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.